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                            INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Form S-4 Registration Statement Nos. 333-22121 and 333-29883 filed under cover of Form S-3 Registration Statement of Koll Real Estate Group, Inc. of our report dated February 18, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP


Costa Mesa, California
August 28, 1997